SEMPRA ENERGY
PRO FORMA COMBINED BALANCE SHEET
In millions except per share amounts

For the Twelve Months Ended December 31, 1997
                                                                        (Unaudited)
                                                               -----------------------------
                                  Pacific          Enova         Pro Forma
                                Enterprises     Corporation     Adjustments      Pro Forma
                               (As Reported)   (As Reported)     (Note 3)        Combined
                               -------------   -------------   -------------   -------------
Assets
Utility plant - at original
  cost                             $  6,097        $  5,889       $      --        $ 11,986
Accumulated depreciation and
  decommissioning                    (2,943)         (2,953)             --          (5,896)
                               -------------   -------------   -------------   -------------
  Utility plant - net                 3,154           2,936              --           6,090
                               -------------   -------------   -------------   -------------
Investments                             191             516              --             707
                               -------------   -------------   -------------   -------------
Nuclear decommissioning trusts           --             399              --             399
                               -------------   -------------   -------------   -------------
Current assets
  Cash and temporary
    investments                         153             624              --             777
  Accounts and notes
    receivable (Note 1)                 530             259              (4)            785
  Income taxes receivable and
    deferred income taxes                 3              --               7              10
  Gas in storage                         25              --              14              39
  Other inventories                      16              67             (14)             69
  Regulatory accounts
    receivable                          355              --             (58)            297
  Other                                  21              90             (44)             67
                               -------------   -------------   -------------   -------------
    Total current assets              1,103           1,040             (99)          2,044
                               -------------   -------------   -------------   -------------
Deferred taxes recoverable
  in rates                               --             185            (185)             --
                               -------------   -------------   -------------   -------------
Regulatory assets                       394              --             215             609
                               -------------   -------------   -------------   -------------
Deferred charges and other
  assets                                135             158             (30)            263
                               -------------   -------------   -------------   -------------
  Total assets                     $  4,977        $  5,234        $    (99)       $ 10,112
                               =============   =============   =============   =============

See notes to pro forma combined financial statements.

SEMPRA ENERGY
PRO FORMA COMBINED BALANCE SHEET
In millions except per share amounts

For the Twelve Months Ended December 31, 1997
                                                                        (Unaudited)
                                                               -----------------------------
                                  Pacific          Enova         Pro Forma
                                Enterprises     Corporation     Adjustments      Pro Forma
                               (As Reported)   (As Reported)     (Note 3)        Combined
                               -------------   -------------   -------------   -------------
Capitalization and Liabilities
Capitalization
  Capital stock
    Preferred stock                $     80        $     --        $     --        $     80
    Common stock                      1,064             785              --           1,849
                               -------------   -------------   -------------   -------------
      Total capital stock             1,144             785              --           1,929

Retained earnings                       372             785              --           1,157
Deferred compensation relating
  to Employee Stock Ownership
  Plan                                  (47)             --              --             (47)
                               -------------   -------------   -------------   -------------
   Total shareholders' equity         1,469           1,570              --           3,039

Preferred stock of subsidiary            95             104              --             199
Long-term debt                          988           2,057              --           3,045
Debt of Employee Stock
  Ownership Plan                        130              --              --             130
                               -------------   -------------   -------------   -------------
  Total capitalization                2,682           3,731              --           6,413
                               -------------   -------------   -------------   -------------
Current liabilities
  Long-term debt due within
    one year                            148             122              --             270
  Short-term debt                       354              --              --             354
  Accounts payable (Note 1)             437             164              (4)            597
  Taxes accrued                          37              --             (37)             --
  Interest accrued                       52              23              --              75
  Regulatory balancing accounts          --              58             (58)             --
  Dividends payable                      --              46             (46)             --
  Other                                  87             146              46             279
                               -------------   -------------   -------------   -------------
    Total current liabilities         1,115             559             (99)          1,575
                               -------------   -------------   -------------   -------------
Customer advances for
  construction                           34              38              --              72
                               -------------   -------------   -------------   -------------
Post-retirement benefits other
  than pensions                         217              --              31             248
                               -------------   -------------   -------------   -------------
Deferred income taxes                   272             501              --             773
                               -------------   -------------   -------------   -------------
Deferred investment tax credits          61              62              --             123
                               -------------   -------------   -------------   -------------
Deferred credits and other
  liabilities                           596             343             (31)            908
                               -------------   -------------   -------------   -------------
    Total liabilities and          $  4,977        $  5,234        $    (99)       $ 10,112
      shareholders' equity     =============   =============   =============   =============

See notes to pro forma combined financial statements.
